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                                   UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D. C. 20549

                                    FORM 8-K/A

                                  CURRENT REPORT

                          Pursuant to Section 13 or 15(d)
                      of The Securities Exchange Act of 1934






Date of Report:                                       January 24, 1995
(Date of earliest event reported)









                         BROWNING-FERRIS INDUSTRIES, INC.
                (Exact name of registrant as specified in charter)



                           Commission file number 1-6805





      Delaware                                      74-1673862
(State of Incorporation)              (I.R.S. Employer Identification No.)



          757 N. Eldridge
           Houston, Texas                              77079
(Address of Principal Executive Offices)             (Zip Code)






     Registrant's telephone number, including area code: (713) 870-8100

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The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K dated January 24, 1995 reporting the Registrant's acquisition of Attwoods plc, a public limited company incorporated in England.

Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

     None

(b)  Pro Forma Financial Statements.


          BROWNING-FERRIS INDUSTRIES, INC. AND SUBSIDIARIES
        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

The following unaudited pro forma combined statement of operations gives effect to (i) the completion of the acquisition of 100% of Attwoods plc ("Attwoods") under the purchase method of accounting,
(ii) the borrowing by Browning-Ferris Industries, Inc. (the
"Company") of $600 million under a Multicurrency Revolving Credit Agreement to finance the Attwoods acquisition and (iii) the acquisi-tion of 22 solid waste businesses during the first quarter of fiscal 1995. On December 2, 1994, the Company acquired majority control of Attwoods. The Company increased its ownership from 56.6% of the outstanding ordinary shares and 80.8% of the convertible preference shares at December 2, 1994 to 94.4% of the outstanding ordinary shares and 83.2% of the convertible preference shares as of December 31, 1994. The Company has initiated procedures to acquire the remaining ordinary shares and redeem the convertible preference shares which it does not own. In addition to Attwoods, the Company paid approximately $62.9 million to acquire 21 solid waste businesses, accounted for as purchases, during the first quarter of fiscal 1995, including the acquisition of the remaining 50% ownership interest outstanding of Servizi Industriali S.r.l., its 50% owned joint venture in Italy, and also exchanged 397,221 shares of its common stock in connection with one acquisition accounted for as a pooling-of-interests. (As the effect of this business combination was not significant, prior period financial statements were not restated.)

These acquisitions are reflected, in all material respects, in the consolidated balance sheet of the Company as of December 31, 1994 included in the Quarterly Report on Form 10-Q for the quarter ended December 31, 1994. The unaudited pro forma combined statement of operations for the year ended September 30, 1994 was prepared assuming that the transactions described above were consummated as of October 1, 1993.

The pro forma financial results are not necessarily indicative of the actual results of operations that would have occurred had these busi-nesses been acquired on October 1, 1993, nor are they indicative of future results. Although the Company has initiated the integration of its operations with those of Attwoods, most of the anticipated reductions in operating and other expenses associated with efficiencies resulting from the integration process have not been considered in the pro forma financial results. In allocating the purchase price the assets acquired and liabilities assumed in connection with these acquisitions have been initially assigned and recorded based on preliminary estimates of fair value and may be revised prospectively as additional information becomes available. As a result, actual adjustments may differ from the pro forma adjustments presented herein as subsequent revisions in estimates of fair value, if any, are necessary. The unaudited pro forma combined statement of operations should be read in conjunction with the Company's historical consolidated financial statements and related notes thereto included in its Annual Report on Form 10-K for fiscal year 1994 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 1994, and the separate historical financial statements and related notes thereto of Attwoods included in the Form 8-K dated January 24, 1995.


                   BROWNING-FERRIS INDUSTRIES, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED SEPTEMBER 30, 1994
                     (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

              -----------------------------------------------------------
                                                      Pro
                                        Other        Forma       Company
                                      Businesses    Adjust-        Pro
               Company   Attwoods(A)  Acquired(A)    ments        Forma
             ------------------------------------------------------------

Revenues     $4,314,541   $539,762    $115,064   $(115,947)(B) $4,853,420

Cost of
operations    3,123,375    412,368      92,597     (88,391)(B)  3,539,949
             ----------   --------    --------   ---------     ----------

Gross profit  1,191,166    127,394      22,467     (27,556)     1,313,471

Selling,
general and
administra-
tive expense    647,256    103,247      17,137     (21,988)(B)    742,366
                                                    (1,590)(C)
                                                    (1,696)(D)

Special charge       --     13,920          --      (3,636)(B)     10,284(I)
              ---------   --------    --------   ---------     ----------
Income from
operations      543,910     10,227       5,330       1,354        560,821

Interest
expense, net     81,871     14,008       3,439      (6,405)(B)    128,837
                                                    (7,643)(E)
                                                    43,567 (F)
Equity in
earnings of
unconsolidated
affiliates      (37,084)      (526)         --         215 (G)    (37,395)
              ---------   --------    --------   ---------     ----------

Income (loss)
before income
taxes, minority
interest and
extraordinary
item            499,123     (3,255)      1,891     (28,380)       469,379

Income taxes    199,649      6,494      (1,872)       (419)(B)    189,640
                                                   (14,212)(H)
Minority
interest in
income of
consolidated
subsidiaries     15,501        904          73          --         16,478
              ---------   --------    --------   ---------     ----------
Income (loss)
before extra-
ordinary item $ 283,973   $(10,653)   $  3,690   $ (13,749)    $  263,261
              =========   ========    ========   =========     ==========

Number
of common
and common
equivalent
shares used
in computing
earnings per
share           187,621                                           188,161
                =======                                           =======

Earnings per
common and
common equiva-
lent share
(before extra-
ordinary item)    $1.52                                            $1.40
                  =====                                            =====




The accompanying notes are an integral part of this pro forma financial statement.


    NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

A. The historical statement of operations of Attwoods presented herein was derived from the audited financial statements of Attwoods for the fiscal year ended July 31, 1994 included in the Form 8-K dated January 24, 1995. Amounts presented under the column "Other Businesses Acquired" represent annual results of acquisitions consummated by the Company during the quarter ended December 31, 1994.

B. To exclude the operating results relating to certain operations of Attwoods to be sold and to reduce interest expense reflective of the use of the guaranteed portion of proceeds to be received from the sale of certain German operations to repay indebtedness.

C. To reflect the adjustment of amortization expense related to intangible assets resulting from the acquisitions. Additionally, subsequent to July 31, 1994, certain assets of Attwoods were written down to estimated net recoverable value and certain additional liabilities were recorded, including additional landfill environmental liabilities and accruals for loss contracts. These adjustments, net of applicable taxes, reduced Attwoods' stockholders' equity by approximately $50 million, thereby increasing the goodwill recorded by the Company at the date of acquisition. The accompanying pro forma combined statement of operations reflects the increased amortization relating to these adjustments.

D. To reflect the reduction in selling, general and administrative expense associated with the elimination of currently identified personnel in connection with the Attwoods acquisition.

E. To exclude interest expense related to Attwoods' guaranteed redeemable convertible preferred stock acquired in connection with the Attwoods acquisition.

F. To reflect the additional interest expense associated with borrowings used to finance the Attwoods and other acquisitions.

G. To eliminate the previously recorded equity in earnings of Servizi Industriali S.r.l. as a result of the acquisition of the remaining 50% ownership interest and the resulting consolidation of the entity's financial results.

H. To adjust income tax expense to the Company's pro forma effective tax rate for fiscal 1994 assuming that the acquisitions were consummated on October 1, 1993.

I. The special charge of $10.3 million (an after-tax charge of approximately $.04 per share) represents certain non-recurring expenses included in Attwoods' fiscal year 1994 results of operations.

(c)  Exhibits.

     None


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.



                                   BROWNING-FERRIS INDUSTRIES, INC.
                                            (Registrant)


Date: March 2, 1995                     /s/ David R. Hopkins
                                -------------------------------------
                                          David R. Hopkins
                                   Vice President, Controller and
                                      Chief Accounting Officer